SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, #200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated August 02, 2011, entitled-"SILVER FALCON MINING, INC. (SFMI) REPORTS FIRST TIME GOLD FLOWS FROM WAR EAGLE MOUNTAIN IN OVER 100 YEARS"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) REPORTS FIRST TIME GOLD FLOWS FROM WAR EAGLE MOUNTAIN IN OVER 100 YEARS

Bradenton, Florida June 29, 2011 -Silver Falcon Mining, Inc. (OTCBB:SFMI) proudly reports that on July 28th 2011, The Company smelted 14 lbs. of super concentrate which resulted in its first 555 grams (approximately 17 troy oz.’s) of Bullion Dore that was cast and taken to a secure location for later shipment and sale to an overseas refinery. This marks completion of the commissioning of its Diamond Creek Mill facility in Murphy, Idaho and the start of regular production of Gold and Silver ingots as revenue producing material.   This is a milestone for the Company, as well as for the War Eagle Mountain area, which last reported precious metal smelting occurred over 100 years ago.

The first Bullion Dore produced weighted 555 grams with a 65% Gold (Au) and 35% Silver (Ag) content (view picture at ww.silverfalconmining.com). Smelting will now continue on a regular basis and receipts from the refinery will be added to SFMI’s revenues and reported in their filings of10- Q's and 10-K's. Once the Company’s smelter building has been completed and other equipment installed, SFMI will be pouring 40 lbs Bullion Dore bars.

Given the success of the Diamond Creek mill, management has decided to expand its size, both in the actual footprint and the production line. Efforts are underway to find and acquire a larger ball mill to be installed in tandem with the existing production line, as well as another  ”Falcon Concentrator ” which will allow SFMI to more than double production in the next twelve months.

“This pour was a very exciting and invigorating event for all of us involved in the managing and working of the Diamond Creek Mill.  I know the deep seated satisfaction felt by everyone of our employees as they realize that their combined efforts made this success possible and I wish to thank them from the bottom of my heart,” said Pierre Quilliam, CEO of SFMI. He further stated, “I also take the opportunity to thank our shareholders whose confidence and support allowed us to go forward in this endeavor.  As I related before, the mill circuit, as configured, will allow SFMI to create capital from the sale of Bullion Dore, as well as ready the whole production line to handle prime ore from the underground veins of War Eagle Mountain. Our near-term efforts include augmenting our production capacity to produce more gold and silver from the old workings on War Eagle Mountain and our long- term efforts go towards the identification and the extraction of the ore bodies inside the mountain.”

About Silver Falcon Mining, Inc.
SFMI has mineral rights to approximately 2,000 acres on War Eagle Mountain in southern Idaho. Its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain. The Company employs from a local and skilled mining oriented local workforce.

On behalf of the Board of Directors of Silver Falcon Mining, Inc.:
Pierre Quilliam, Chief Executive Officer

For further information, contact Mr. Richard Kaiser, Investor Relations, 757-306-6090; email: rich@yesinternational.com and/or www.silverfalconmining.com.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward-looking statements, and makes no guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: August 03, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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